Owens & Minor Reports 2nd Quarter Financial Results

•    Record Q2 Earnings: GAAP EPS of $0.87 and Adjusted EPS of $1.06
•    Revenue Growth of 38% year-over-year
•    Affirms previously announced 2021 and 2022 guidance

RICHMOND, VA – August 3, 2021 – Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the second quarter of 2021, as summarized in the table below.

“We delivered a solid second-quarter, led by outstanding performance in both of our segments. Our results demonstrate the underlying strength of the Global Products segment, and another quarter of improved performance in the Global Solutions segment,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor. “Our business blueprint continues to be the framework that helps drive our results as we begin to return to a more typical operating environment and helps us to achieve our long-term financial targets.”

Pesicka added, “Our strong performance in the first half, and improved line of sight toward the remainder of 2021 allows us to maintain the range of our full-year guidance for adjusted EPS of $3.75 to $4.25 and adjusted EBITDA of $450 million to $500 million. In addition, we affirm our previously announced 2022 guidance.”

“I am immensely proud of what our teammates have accomplished as we continue to execute on our strategic priorities to deliver sustainable growth and value for all our stakeholders,” Pesicka concluded.

Financial Summary(1)			YTD	YTD
($ in millions, except per share data)	2Q21	2Q20	2021	2020

Revenue	$2,489	$1,808	$4,816	$3,930

Operating Income, GAAP	$96.9	$22.2	$243.6	$33.0
Adj. Operating Income, Non-GAAP	$115.5	$38.9	$278.2	$66.3

Income (Loss) from continuing operations, GAAP	$65.9	$0.2	$135.5	($8.7)
Adj. Net Income, Non-GAAP	$80.1	$12.5	$191.5	$14.9
Adj. EBITDA, Non-GAAP	$127.7	$52.1	$303.2	$92.7

Income (Loss) from continuing operations per share, GAAP	$0.87	-	$1.80	($0.14)

Adj. Net income per share, Non-GAAP(2)	$1.06	$0.20	$2.54	$0.24

(1) Financial results relate to continuing operations. Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.
(2) Adjusted net income per share, Non-GAAP for 2Q21 was unfavorably impacted as compared to prior year by foreign currency translation in the amount of $0.02 and, favorably impacted by $0.03 for the 2021 year-to-date period.

2nd Quarter 2021 Highlights

•    Substantial increase in year-over-year second quarter earnings driven by revenue growth, market dynamics, product mix, and operating efficiencies
o    117 basis point gross margin expansion
o    $77 million increase in adjusted operating income or 3 times the prior year
o    $10 million or 47% decrease in interest expense
o    Adjusted net income per share was over 5 times the prior year

•    38% Revenue growth year-over-year driven by:
o    Effective response to the ongoing recovery of elective procedures
o    Higher sales of PPE
o    Pass-through of elevated glove costs
o    Continued strong performance in our Patient Direct business

•    Balance Sheet
o    Total net debt at the end of the quarter was $964 million
o    Leverage ratio of net debt to trailing twelve-months adjusted EBITDA was 1.8 times

•    Business Highlights
o    Launched the non-profit Owens & Minor Foundation supported by a $10 million initial endowment, committed to building healthier communities by supporting trusted charitable and civic organizations
o    Released inaugural ESG report outlining the Company’s focus and contributions in the areas of empowering teammates, caring for customers and communities, operating responsibly, and ensuring environmental stewardship
o    Announced a seven-month electric truck pilot program with Penske Logistics and Penske Truck Leasing for large-scale deliveries to hospitals
o    Hosted an Investor Day in May outlining long-term strategy to drive sustainable growth targeting adjusted EBITDA in excess of $650 million and adjusted earnings per share of more than $6.00 by 2026
o    Received two prestigious supplier awards from Premier, Inc. for exemplary pandemic response:
•2021 Supplier Legacy Award
•COVID-19 Award for Most Supportive Supplier

Financial Outlook
The Company maintains its expectation of adjusted net income for 2021 to be in a range of $3.75 to $4.25 per share and adjusted EBITDA in the range of $450 million to $500 million. The Company also remains positioned to deliver its previously announced guidance for 2022.

Although the Company does provide guidance for adjusted net income per share and adjusted EBITDA (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the Company’s adjusted net income per share guidance or adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Investor Conference Call for 2nd Quarter Financial Results
Owens & Minor executives will host a conference call at 8:30 a.m. EDT today, August 3, 2021, to discuss the results. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is 4479468. A webcast of the event will be available at www.owens-minor.com under the Investor Relations section.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2021 and 2022 financial performance and our 2026 financial targets, as well as other statements related to the impact of

COVID-19 on the Company’s results and operations and the Company’s expectations regarding the performance of its business. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company that incorporates product manufacturing, distribution support and innovative technology services to deliver significant and sustained value across the breadth of the industry – from acute care to patients in their home. Aligned to its Mission of Empowering Our Customers to Advance HealthcareTM, more than 15,000 global teammates serve over 4,000 healthcare industry customers. A vertically-integrated, predominantly Americas-based footprint enables Owens & Minor to reliably supply its self-manufactured surgical and PPE products. This seamless value chain integrates with a portfolio of products representing 1,200 branded suppliers. Operating continuously since 1882 from its headquarters in Richmond, Virginia, Owens & Minor has grown into a FORTUNE 500 company with operations located across North America, Asia, Europe and Latin America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Contact
Chandrika Nigam, Director, Investor Relations, Investor.Relations@owens-minor.com, 804-723-7556

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
Net revenue	$2,489,460	$1,807,719
Cost of goods sold	2,089,392	1,538,312
Gross margin	400,068	269,407
Distribution, selling and administrative expenses	294,096	241,734
Acquisition-related and exit and realignment charges	8,624	6,054
Other operating expense (income), net	464	(577)
Operating income	96,884	22,196
Interest expense, net	11,540	21,605
(Gain) loss on extinguishment of debt	—	(1,856)
Other expense (income), net	1,028	(2,696)
Income (loss) from continuing operations before income taxes	84,316	5,143
Income tax provision (benefit)	18,420	4,982
Income (loss) from continuing operations, net of tax	65,896	161
Loss from discontinued operations, net of tax	—	(55,788)
Net income (loss)	$65,896	$(55,627)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.90	$—
Loss from discontinued operations	—	(0.91)
Net income (loss)	$0.90	$(0.91)
Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.87	$—
Loss from discontinued operations	—	(0.91)
Net income (loss)	$0.87	$(0.91)

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Six Months Ended June 30,
	2021	2020
Net revenue	$4,815,994	$3,930,412
Cost of goods sold	3,973,175	3,392,445
Gross margin	842,819	537,967
Distribution, selling and administrative expenses	586,796	495,782
Acquisition-related and exit and realignment charges	14,587	12,118
Other operating expense (income), net	(2,141)	(2,886)
Operating income	243,577	32,953
Interest expense, net	25,212	44,948
(Gain) loss on extinguishment of debt	40,433	2,271
Other expense (income), net	1,598	(1,977)
Income (loss) from continuing operations before income taxes	176,334	(12,289)
Income tax provision (benefit)	40,848	(3,541)
Income (loss) from continuing operations, net of tax	135,486	(8,748)
Loss from discontinued operations, net of tax	—	(58,203)
Net income (loss)	$135,486	$(66,951)

Basic income (loss) per common share:
Income (loss) from continuing operations	$1.87	$(0.14)
Loss from discontinued operations	—	(0.96)
Net income (loss)	$1.87	$(1.10)
Diluted income (loss) per common share:
Income (loss) from continuing operations	$1.80	$(0.14)
Loss from discontinued operations	—	(0.96)
Net income (loss)	$1.80	$(1.10)

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$45,424	$83,058
Accounts receivable, net of allowances of $20,650 and $19,087	738,573	700,792
Merchandise inventories	1,530,367	1,233,751
Other current assets	87,709	118,264
Total current assets	2,402,073	2,135,865
Property and equipment, net of accumulated depreciation of $311,897 and $284,126	306,511	315,662
Operating lease assets	174,952	144,755
Goodwill	389,864	394,086
Intangible assets, net	221,223	243,351
Other assets, net	97,206	101,920
Total assets	$3,591,829	$3,335,639
Liabilities and equity
Current liabilities
Accounts payable	$1,126,355	$1,000,186
Accrued payroll and related liabilities	96,081	109,447
Other current liabilities	212,741	236,094
Total current liabilities	1,435,177	1,345,727
Long-term debt, excluding current portion	1,007,968	986,018
Operating lease liabilities, excluding current portion	148,016	119,932
Deferred income taxes	45,327	50,641
Other liabilities	107,322	121,267
Total liabilities	2,743,810	2,623,585
Total equity	848,019	712,054
Total liabilities and equity	$3,591,829	$3,335,639

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net income (loss)	$135,486	$(66,951)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	45,501	48,804
Share-based compensation expense	13,040	7,814
Loss on divestiture	—	65,472
Loss on extinguishment of debt	40,433	2,271
Provision for losses on accounts receivable	15,777	7,589
Deferred income tax (benefit) expense	(11,293)	4,269
Changes in operating lease right-of-use assets and lease liabilities	826	(1,029)
Changes in operating assets and liabilities:
Accounts receivable	(57,256)	37,154
Merchandise inventories	(298,294)	107,083
Accounts payable	127,473	16,395
Net change in other assets and liabilities	(3,363)	(76,289)
Other, net	4,076	(2,125)
Cash provided by operating activities	12,406	150,457
Investing activities:
Proceeds from divestiture	—	133,000
Additions to property and equipment	(14,630)	(8,733)
Additions to computer software	(4,051)	(3,409)
Proceeds from sale of property and equipment	22	69
Proceeds from cash surrender value of life insurance policies	—	6,032
Cash (used for) provided by investing activities	(18,659)	126,959
Financing activities:
Proceeds from issuance of debt	574,900	150,000
Repayments under revolving credit facility	(69,900)	(47,900)
Repayments of debt	(523,140)	(258,005)
Financing costs paid	(12,868)	(10,367)
Cash dividends paid	(364)	(311)
Payment for termination of interest rate swaps	(15,434)	—
Other, net	(17,982)	(4,479)
Cash used for financing activities	(64,788)	(171,062)
Effect of exchange rate changes on cash and cash equivalents	(1,718)	5,412
Net (decrease) increase in cash, cash equivalents and restricted cash	(72,759)	111,766
Cash, cash equivalents and restricted cash at beginning of period	134,506	84,687
Cash, cash equivalents and restricted cash at end of period (1)	$61,747	$196,453
Supplemental disclosure of cash flow information:
Income taxes paid, net of refunds	$68,030	$5,975
Interest paid	$17,768	$43,840
(1) Restricted cash as of June 30, 2021 represents $16.3 million held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2021		2020
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$1,977,579	79.44%	$1,548,639	85.67%
Global Products	688,568	27.66%	370,401	20.49%
Total segment net revenue	2,666,147		1,919,040
Inter-segment revenue
Global Products	(176,687)	(7.10)%	(111,321)	(6.16)%
Total inter-segment revenue	(176,687)		(111,321)
Consolidated net revenue	$2,489,460	100.00%	$1,807,719	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$18,470	0.93%	$(10,141)	(0.65)%
Global Products	95,327	13.84%	51,774	13.98%
Inter-segment eliminations	1,737		(2,772)
Intangible amortization	(10,026)		(10,611)
Acquisition-related and exit and realignment charges	(8,624)		(6,054)
Consolidated operating income	$96,884	3.89%	$22,196	1.23%

Depreciation and amortization:
Global Solutions	$9,888		$11,065
Global Products	12,712		13,826
Consolidated depreciation and amortization	$22,600		$24,891

Capital expenditures:
Global Solutions	$6,024		$2,931
Global Products	6,034		2,135
Discontinued operations	—		1,363
Consolidated capital expenditures	$12,058		$6,429

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2021		2020
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$3,827,088	79.47%	$3,396,233	86.41%
Global Products	1,347,318	27.98%	761,593	19.38%
Total segment net revenue	5,174,406		4,157,826
Inter-segment revenue
Global Products	(358,412)	(7.45)%	(227,414)	(5.79)%
Total inter-segment revenue	(358,412)		(227,414)
Consolidated net revenue	$4,815,994	100.00%	$3,930,412	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$27,362	0.71%	$(2,450)	(0.07)%
Global Products	258,915	19.22%	70,345	9.24%
Inter-segment eliminations	(8,061)		(1,603)
Intangible amortization	(20,052)		(21,221)
Acquisition-related and exit and realignment charges	(14,587)		(12,118)
Consolidated operating income	$243,577	5.06%	$32,953	0.84%

Depreciation and amortization:
Global Solutions	$19,727		$21,701
Global Products	25,774		27,103
Consolidated depreciation and amortization	$45,501		$48,804

Capital expenditures:
Global Solutions	$9,024		$3,963
Global Products	9,657		5,152
Discontinued operations	—		3,027
Consolidated capital expenditures	$18,681		$12,142

Owens & Minor, Inc.
Net Income (Loss) per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Income (loss) from continuing operations, net of tax	$65,896	$161	$135,486	$(8,748)
Loss from discontinued operations, net of tax	—	(55,788)	—	(58,203)
Net income (loss)	$65,896	$(55,627)	$135,486	$(66,951)

Weighted average shares outstanding - basic	72,818	61,128	72,474	60,819
Dilutive shares	2,987	—	2,791	—
Weighted average shares outstanding - diluted	75,805	61,128	75,265	60,819

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.90	$—	$1.87	$(0.14)
Loss from discontinued operations	—	(0.91)	—	(0.96)
Net income (loss)	$0.90	$(0.91)	$1.87	$(1.10)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.87	$—	$1.80	$(0.14)
Loss from discontinued operations	—	(0.91)	—	(0.96)
Net income (loss)	$0.87	$(0.91)	$1.80	$(1.10)

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)
(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income and income (loss) from continuing operations to non-GAAP measures used by management.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating income, as reported (GAAP)	$96,884	$22,196	$243,577	$32,953
Intangible amortization (1)	10,026	10,611	20,052	21,221
Acquisition-related and exit and realignment charges(2)	8,624	6,054	14,587	12,118
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$115,534	$38,861	$278,216	$66,292
Operating income as a percent of net revenue (GAAP)	3.89%	1.23%	5.06%	0.84%
Adjusted operating income as a percent of net revenue (non-GAAP)	4.64%	2.15%	5.78%	1.69%

Income (loss) from continuing operations, as reported (GAAP)	$65,896	$161	$135,486	$(8,748)
Intangible amortization (1)	10,026	10,611	20,052	21,221
Income tax (benefit) provision (6)	(2,411)	430	(5,197)	(2,831)
Acquisition-related and exit and realignment charges(2)	8,624	6,054	14,587	12,118
Income tax (benefit) provision (6)	(2,073)	245	(3,780)	(1,616)
(Gain) loss on extinguishment of debt (3)	—	(1,856)	40,433	2,271
Income tax benefit (6)	—	(75)	(10,477)	(303)
Other (4)	570	(2,909)	1,140	(2,331)
Income tax (benefit) provision (6)	(137)	(118)	(295)	311
Tax adjustment (5)	(402)	—	(402)	(5,187)
Income from continuing operations, adjusted (non-GAAP) (Adjusted Net Income)	$80,093	$12,543	$191,547	$14,905

Income (loss) from continuing operations per diluted common share, as reported (GAAP)	$0.87	$—	$1.80	$(0.14)
Intangible amortization (1)	0.10	0.18	0.20	0.31
Acquisition-related and exit and realignment charges(2)	0.09	0.10	0.14	0.17
(Gain) loss on extinguishment of debt (3)	—	(0.03)	0.40	0.03
Other (4)	0.01	(0.05)	0.01	(0.04)
Tax adjustment (5)	(0.01)	—	(0.01)	(0.09)
Income from continuing operations per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$1.06	$0.20	$2.54	$0.24

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued
(dollars in thousands, except per share data)

The following tables provide reconciliations of net income (loss) and total debt to non-GAAP measures used by management.

	Three Months Ended June 30,		Six Months Ended June 30,		Trailing Twelve Months Ended June 30, 2021
	2021	2020	2021	2020
Net income (loss), as reported (GAAP)	$65,896	$(55,627)	$135,486	$(66,951)	$232,308
Loss from discontinued operations, net of tax	—	55,788	—	58,203	—
Income tax provision (benefit)	18,420	4,982	40,848	(3,541)	66,223
Interest expense, net	11,540	21,605	25,212	44,948	63,663
Intangible amortization (1)	10,026	10,611	20,052	21,221	40,320
Other depreciation and amortization (7)	12,575	13,492	25,448	26,793	50,501
EBITDA (non-GAAP)	118,457	50,851	247,046	80,673	453,015
Acquisition-related and exit and realignment charges (2)	8,624	6,054	14,587	12,118	40,221
(Gain) loss on extinguishment of debt (3)	—	(1,856)	40,433	2,271	49,381
Other (4)	570	(2,909)	1,140	(2,331)	2,285
EBITDA, adjusted (non-GAAP) (Adjusted EBITDA)	$127,651	$52,140	$303,206	$92,731	$544,902

June 30,
2021
Total debt, as reported (GAAP)	$1,009,036
Cash and cash equivalents	45,424
Net debt (non-GAAP)	$963,612
Trailing twelve-months EBITDA, adjusted (non-GAAP) (Adjusted EBITDA)	544,902
Leverage ratio of net debt to trailing twelve-months adjusted EBITDA	1.8

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) There were no acquisition-related charges for the three and six months ended June 30, 2021 compared to $3.9 million and $8.1 million for the same periods of 2020, which consisted primarily of transition costs for the Halyard acquisition. Acquisition-related charges for the twelve months ended June 30, 2021 were $3.7 million, which consisted primarily of transition costs for the Halyard acquisition. Exit and realignment charges were $8.6 million and $14.6 million for the three and six months ended June 30, 2021 and consisted primarily of an increase in reserves associated with certain retained assets of Fusion5, IT restructuring charges and other costs related to the reorganization of our U.S. operations. Exit and realignment charges were $2.2 million and $4.0 million for the three and six months ended June 30, 2020 and consisted primarily of severance from reduction in force and other costs related to the reorganization of the U.S. commercial, operations and executive teams. Exit and realignment charges were $36.5 million for the twelve months ended June 30, 2021, which were associated with severance from reduction in workforce, restructuring charges related to our client engagement center, IT restructuring charges, loss on sale of certain Fusion5 assets, and other costs related to the reorganization of the U.S. operations and commercial teams.
(3) Loss on extinguishment of debt for the six months ended June 30, 2021 includes the write-off of deferred financing costs and third party fees associated with the debt financing in March 2021 of $15.3 million and amounts reclassified from accumulated other comprehensive loss as a result of the termination of our interest rate swaps of $25.1 million. (Gain) loss on extinguishment of debt for the three and six months ended June 30, 2020 primarily includes the write-off of deferred financing costs and third party fees, offset by the gain on extinguishment of debt related to the partial repurchase of our 2021 and 2024 Notes. Loss on extinguishment of debt for the twelve months ended June 30, 2021 includes the write-off of deferred financing costs and third party fees of $19.3 million, amounts reclassified from accumulated other comprehensive loss as a result of the termination of our interest rate swaps of $25.1 million, and a make-whole premium related to the extinguishment of our 2021 Notes of $5.0 million.
(4) Other includes interest costs and net actuarial losses related to our retirement plans for the three and six months ended June 30, 2021 and the twelve months ended June 30, 2021. Other includes interest costs and net actuarial losses related to our retirement plans of $0.6 million and $1.2 million for the three and six months ended June 30, 2020 and gain from the surrender of company-owned life insurance policies of $(3.5) million for the three and six months ended June 30, 2020.
(5) Includes tax adjustments associated with the estimated benefits under the Tax Cuts and Jobs Act and the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
(6) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(7) Other depreciation and amortization includes depreciation expense for property and equipment and amortization for capitalized computer software.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.